Exhibit 3.540

Microfilm Number	Filed with the Department of State on APR 12, 2001

[ILLEGIBLE]

Entity Number: 2999506	Secretary of the Commonwealth
CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
DSCB: 15-8913 (Rev 95)
     In compliance with the requirements of 15 Pa. C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, herey state(s) that

1. The name of the limited liability company is:	Greenridge Waste Services, LLC

2. The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)

		Number and Street	City	State	Zip	County

(b)	c/o:	C T Corporation System			Alleghney

		Name of Commercial Registered Office Provider				County
For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.
3. The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS
Jo Lynn White	15880 N. Greenway-Hayden Loop, Ste. 100, Scottsdale, Arizona 85260

6. The specified effective date, if any is:

	month	day	year	hour, if any

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.
[ILLEGIBLE]

DSCB: 15-8913 (Rev 95)-2
     IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 11th day of April, 2001

/s/ Jo Lynn White (Signature)

(Signature)

(Signature)